EX-99.906CERT

CERTIFICATION

Patrick S. Adams, Chief Executive Officer, and Chester Hebert, Chief Financial Officer of Choice Funds(the “Registrant”), each certify to the best of his or her knowledge that:

1.           The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2005 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.           The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                                                      Chief Financial Officer

Choice Funds                                                                      Choice Funds

/s/          Patrick S. Adams                                                  /s/          Chester Hebert

Patrick S. Adams                                                                Chester Hebert

Date:     January 20, 2006                                                                Date:     January 20, 2006

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.